UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Legacy Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously announced, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”) and Onyx Enterprises Int’l, Corp., a New Jersey corporation intend to consummate a business combination (the “Business Combination”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated September 18, 2020, by and among Legacy, Excel Merger Sub I, Inc., Excel Merger Sub II, LLC, Onyx and Shareholder Representative Services LLC. On October 30, 2020, the Company filed with the United States Securities and Exchange Commission (“SEC”) a definitive information statement on Schedule 14C relating to the Business Combination (the “Information Statement”).

The Company has elected to provide the supplemental information set forth below (the “Supplemental Disclosure”). The Company does not believe that the Supplemental Disclosure is material to the terms of the Business Combination or to the decision the Company’s stockholders made to approve the Business Combination via Stockholders’ Written Consent executed and delivered to the Company on September 18, 2020.

Supplemental Disclosures to Information Statement

The following supplemental information should be read in conjunction with the Information Statement. All terms used below have the meanings set forth in the Information Statement. Underlined text shows text being added to a referenced disclosure in the Information Statement.

The disclosure under the heading “Approval No. 1 – The Business Combination Approval” is hereby supplemented by adding the underlined disclosure in the section titled “The Legacy Board of Directors’ Reasons for the Business Combination” on page 74 of the Information Statement:

Terms of the Business Combination Agreement. The Board considered the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the terms of the Closing Share Consideration, consisting of 26,000,000 shares of Legacy Class A Common Stock valued at $10.00 per share, which the Board believed presented an attractive valuation. With respect to the valuation, the Board considered, among other matters, the proposed transaction structure, projected costs of Onyx as a public company, use of proceeds, Onyx’s capital requirements and liquidity profile, as well as Legacy’s outstanding warrants and its proposed warrant exchange in developing a valuation for Onyx. The Board took into account the fact that a substantial portion of the Founder Shares and all of its private placement warrants would be forfeited. On September 3, 2020, the Board considered the financial information included in the August 2020 test-the-waters presentation prepared with the assistance of Wells Fargo, a version of which was updated in immaterial respects and filed in a Current Report on Form 8-K on September 21, 2020. The presentation included a comparison of Onyx’s three year estimated revenue growth of 27.2%, enterprise value to 2021 estimated revenue of 0.7x and enterprise value to 2021 estimated adjusted EBITDA margins of 13.9x to certain peer companies, notably CarParts.com (which had respective metrics of 22.8%, 1.2x and 26.0x, based on a pro forma enterprise value from an August 14, 2020 issuance of 4,900,000 shares). From a valuation perspective, the Board considered the multiple of Onyx’s net revenue, gross profit, and adjusted EBITDA compared to the multiples of those peer companies, including CarParts.com. Details regarding these factors are included in the “Background of the Business Combination” section of the Information Statement. The Board also took into account certain prospective unaudited estimated financial information provided to it by Onyx’s management. This information is included in the “Unaudited Prospective Financial Information” section of the Information Statement.

About Legacy Acquisition Corp.

Legacy raised $300 million in November 2017 and its securities are listed on the New York Stock Exchange (“NYSE”). At the time of its listing, Legacy was the only Special Purpose Acquisition Company on the NYSE led predominantly by African American managers and sponsor investors. Legacy was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Legacy is sponsored by a team of proven leaders primarily comprised of former Procter & Gamble executives and is supported by a founder/shareholder group of proven operationally based value builders. These executives have extensive experience in building brands and transforming businesses for accelerated growth. Legacy’s founders and management expectation is that Legacy will serve as a role model for African Americans and other under-represented business leaders to achieve success not just in the executive ranks of large Corporations, but also as entrepreneurs in the productive use of capital through mergers and acquisitions on Wall Street. For more information please visit www.LegacyAcquisition.com.

Forward-Looking Statements

This Schedule 14A contains certain forward-looking statements. Legacy’s and Onyx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “might,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional,” “opportunities” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and Onyx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to the inability to satisfy conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the Business Combination to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A common stock on the NYSE (or such other nationally recognized stock exchange on which shares of the post-acquisition company’s Class A common stock are then listed) following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to operate cohesively as a standalone group, grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Onyx or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the aggregate number of Legacy shares tendered in the tender offer by the holders of Legacy’s Class A common stock in connection with the proposed Business Combination; (13) disruptions in the economy or business operations of Onyx or its suppliers due to the impact of COVID-19; (14) the outcome of pending legal proceedings with certain Onyx stockholders; (15) potential adjustments to the unaudited non-GAAP interim financial results of Onyx; and (16) other risks and uncertainties indicated from time to time in the information statement relating to the proposed Business Combination, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC, including the Definitive Information Statement on Schedule 14C and the Schedule TO that were filed with the SEC in connection with the Business Combination. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Schedule 14A shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Schedule 14A shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or in accordance with an exemption from registration therefrom.

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